Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Annexon, Inc.:

We consent to the use of our report incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California
July 23, 2020